UNITED STATES
                 SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C.  20549



                              FORM 8K


                           CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  February 4, 2014

                      OAKRIDGE HOLDINGS, INC.
         (Exact name of registrant as specified in its charter)


   Minnesota	               0-1937	             41-0843268
(State or other      (Commission File Number)       (IRS Employer
jurisdiction                                     Identification No.)
of incorporation)


400 WEST ONTARIO STREET, CHICAGO, ILLINOIS              60654
(Address of principal executive offices)              (Zip Code)


Registrant's telephone number, including area code   (312) 505-9267

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))




Item 4.01.  Changes in Registrant's Certifying Accountant.

On February 4, 2014, Oakridge Holdings, Inc. (the "Company") dismissed
BDO USA, LLP ("BDO") as the Company's independent registered public accounting firm. The Company appointed BDO to replace Moquist Thorvilson Kauffmann LLC as the Company's independent registered public accounting firmon August 6, 2013, which appointment was reported on the Company's Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission ("SEC") on August 8, 2013. BDO audited the Company's financial statements for the year ended June 30, 2013 ("Fiscal 2013").

The report of the Company'sindependent registered public accounting firm for the Company's two most recent fiscal years, including BDO's report for Fiscal 2013, did not contain an adverse opinion ora disclaimer of opinion, and was not qualified or modified as to uncertainty,audit scope or accounting principles. The decision to dismiss BDO wasapproved by the Company's audit committee. During the Company's two most recent fiscal yearsand the subsequent interim period preceding BDO's dismissal, there were: (i)no "disagreements" (within the meaning of Item 304(a) of Regulation S-K)between the Company and its independent registered public accounting firm on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of BDO, would have caused it to make reference to the subjectmatter of the disagreements in its reports on the consolidated financial statements of the Company; and (ii)except as noted below, no "reportable events" (as such term is defined in Item 304(a)(1)(v) of Regulation S-K).

In connection with its audit of the Company's financial statements for Fiscal 2013 and the Company's fiscal year ended June 30, 2012, the Company's independent registered public accounting firm reported the existence of material weaknesses in the Company's internal control over financial reporting to the audit committee of the Company. The material weaknesses, and the year in which they were reported, relate to the following:


Fiscal Year Ended June 30, 2012 and Fiscal 2013:

Due to the limited number of Company personnel, a lack of segregation of duties exists. An essential part of internal control is for certain procedures to be properly segregated and the results of their performance be adequately reviewed. This is normally accomplished by assigning duties so that no one person handles a transaction from beginning to end and incompatible duties between functions are not handled by the same person. The Company's management plans to explore implementing cost-effective measures to establish a more formal review process in an effort to reduce the risk of fraud and financial misstatements.

Due to weaknesses in the Company's financial reporting controls specifically relating to inventory at the Aviation Ground Support Equipment segment, management believes there is more than a remote likelihood that a material misstatement of annual or interim financial statements would not be prevented or detected. The Company's management plans to explore implementing cost effective measures to improve its inventory reporting system in an effort to reduce the risk of a material misstatement of the financial statements.


Fiscal 2013:

The Company did not have effective controls to provide reasonable assurance as to the selection and application of generally accepted accounting principles around complex and/or non-routine transactions, including accounting for modifications to its subordinated convertible debentures. The Company lacked adequate technical expertise to apply proper accounting methods within the provisions of FASB ASC 470-50, "Modifications and Extinguishments," to account for modifications made to the debentures in the Company's fiscal year ended June 30, 2011 and Fiscal 2013. The Company's management plans to consult with third party advisors that are knowledgeable regarding GAAP when the Company enters into transactions which involve the application of complex accounting methods under GAAP, or which could have a material impact on the accuracy of our financial statements in order to ensure the Company properly accounts for the transaction.

These material weaknesses have not been corrected.


The Company has provided BDO with a copy of this Form 8-K prior to its filing with the SEC and requested BDO to furnish to the Company a letter addressed to the SEC stating that it agrees with the statements made above. A copy of BDO's letter dated February 11, 2014 is attached as Exhibit 16.1 to this Current Report on Form 8-K.

As of the date of filing of this Current Report on Form 8-K, the Company had not appointed a new independent registered public accounting firm to replace BDO.



Item 9.01.      Financial Statements and Exhibits.

       (d)      Exhibit.

      16.1      Letter from BDO USA, LLP.






SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                    OAKRIDGE HOLDINGS, INC.


Date:  February 11, 2014            /s/ Robert C. Harvey
                                    Robert C. Harvey
                                    President, Chief Executive Officer,
                                    Chief Financial Officer and
                                    Chairman of the Board of Directors








EXHIBIT INDEX


Exhibit     Description                      Method of Filing


16.1        Letter from BDO USA, LLP         Filed Electronically